QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.43

PROUROCARE MEDICAL INC.

UNIT PUT AGREEMENT

        THIS UNIT PUT AGREEMENT (this "Agreement") is made and entered into as of September 16, 2008, by and among ProUroCare Medical Inc., a Nevada corporation (the "Company"), and each of the investors listed on Schedule A hereto (each, a "Purchaser" and collectively, the "Purchasers").

        WHEREAS, the Company wishes to sell and each of the Purchasers desires to purchase units consisting of unsecured, subordinated convertible promissory notes and warrants to purchase shares of the Company's equity securities.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1.    Authorization of the Securities.    The Company will have authorized, on or before the Closing (as defined herein), the issuance and sale of Units consisting of unsecured, subordinated convertible promissory notes, substantially in the form attached hereto as Exhibit A (the "Notes") and warrants to purchase shares of the Company's common stock, $0.00001 par value (the "Common Stock"), substantially in the form attached hereto as Exhibit B (the "Warrants") at a price of $10,000 per unit (the "Units"). There is no minimum number of Units that must be sold. The Company will sell up to a maximum of $750,000 of Units (the "Maximum Put Amount"). The Units, the Notes and the Warrants are hereinafter collectively referred to as the "Securities."

        2.    Sale and Purchase of the Securities.    Subject to the terms and conditions hereof, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company (each such purchase and sale being referred to herein as a "Put"), up to the total number of Units, the principal amount of Notes and the number of Warrants set forth opposite the name of each such Purchaser on Schedule A attached hereto. The dollar amount paid by each Purchaser for the Units put to it by the Company under this Agreement shall be allocated as follows: 95% of such amount shall be the principal amount of such Purchaser's Note and 5% of such amount shall be the purchase price for the Warrants. Each Purchaser shall receive a Warrant to purchase 2,000 shares of Common Stock for each $10,000 of Units purchased under this Agreement.

        3.    Closing Dates; Delivery and Payment.

          3.1.    Closing Dates.    Each closing of a Put of Securities hereunder (a "Closing") will be held at the offices of Dorsey & Whitney LLP on a date to be determined by and at the sole discretion of the Company; provided that no Closing may be held more than six months after the date of execution of this Agreement.. Each time that the Company determines to hold a Closing, the Company shall give each of the Purchasers notice of the planned Closing (a "Put Notice") at least five business days prior to the date of the planned Closing. Each Put Notice will include the date of the planned Closing and the dollar amount of Units to be put to the Purchasers at the Closing. If the dollar amount of Units to be put at the Closing is equal to the Maximum Put Amount, then each of the Purchasers shall be obligated to purchase at that Closing the number of Units set forth next to that Purchaser's name of Schedule A attached hereto. If the dollar amount of Units to be put at the Closing is less than the Maximum Put Amount, then each of the Purchasers shall be obligated to purchase at that Closing a number of Units equal to the aggregate number of Units being put at that Closing multiplied by such Purchaser's Participation Percentage set forth next to that Purchaser's name of Schedule A attached hereto; provided that any fractional units shall be rounded to the nearest whole Unit, with any half Unit being rounded up to the next whole Unit. Notwithstanding the foregoing, the aggregate dollar amount of Units to be put to the Purchasers at any Closing shall not be less than 25% of the Maximum Put Amount, unless the Units to be put at the Closing represent all of the remaining Units available to be put under this Agreement.

          3.2.    Delivery and Payment.    At each Closing, the Company shall deliver to each Purchaser a Note registered in the name of such Purchaser, representing the aggregate principal amount set forth opposite the name of such Purchaser on Schedule A attached hereto (or portion thereof based on such Purchaser's Participation Percentage if less than the Maximum Put Amount is being put at that Closing), together with a Warrant to purchase the number of shares of Common Stock set forth opposite the name of such Purchaser on Schedule A attached hereto (or portion thereof based on such Purchaser's Participation Percentage if less than the Maximum Put Amount is being put at that Closing). At that Closing, each Purchaser shall pay to the Company by check or wire transfer an amount equal to the total purchase price for the Units set forth opposite the name of such Purchaser on Schedule A attached hereto (or portion thereof based on such Purchaser's Participation Percentage if less than the Maximum Put Amount is being put at that Closing).

        4.    Definitions.    Unless the context otherwise requires, the terms defined in this Section 4 shall have the meanings herein specified for all purposes of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder.

          "Commission" means the Securities and Exchange Commission.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Material Adverse Effect" means a material adverse effect upon the business, operations or condition (financial or otherwise) of the Company, or a material adverse effect that otherwise renders the Company unable to perform its ongoing obligations.

          "Person" means any natural person, corporation, limited liability company, association, partnership (general or limited), joint venture, proprietorship, governmental agency, trust, estate, association, custodian, nominee or any other individual or entity, whether acting in an individual, fiduciary, representative or other capacity.

          "Private Placement Memorandum" means the Company's private placement memorandum dated July 11, 2008.

          "Public Offering" means an underwritten public offering of equity securities of the Company.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "SEC Reports" means the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007, the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2008 and June 30, 2008 and all of the Company's Current Reports on Form 8-K filed with the Commission since January 1, 2008, through the date of the Closing.

        5.    Representations and Warranties by the Company.    Except as disclosed on the Disclosure Schedule to this Agreement (the "Disclosure Schedule") or in the SEC Reports, the Company represents and warrants to the Purchasers that:

          5.1.    Organization and Standing.    Each of the Company and its subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted and presently proposed to be conducted. The Company has no subsidiaries other than as set forth in the SEC Reports. Each of the Company and its subsidiary is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to do so could reasonably be expected to result in a Material Adverse Effect.

          5.2.    Notes and Warrants.    The Securities, when issued and paid for pursuant to the terms of this Agreement, will be duly and validly authorized, issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 6.2 hereof. The shares of Common Stock issuable upon conversion of the Notes (the "Conversion Shares") and upon exercise of the Warrants (the "Warrant Shares"), when issued upon such conversion or exercise, will be duly and validly authorized, issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 6.2 hereof.

          5.3.    Securities Laws.    Based in part upon the representations and warranties of the Purchasers contained in Section 6.1 of this Agreement, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Securities, other than the qualifications and filings under certain applicable state securities laws, which qualifications and filings have been or will be effected as a condition of such sales or conversions. The Company has not, directly or through an agent, offered the Securities or any similar securities for sale to, or solicited any offers to acquire such securities from, Persons other than the Purchasers and other accredited investors. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Securities will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act. The Conversion Shares and the Warrant Shares will be issued in compliance with all applicable federal and state securities laws.

          5.4.    Corporate Acts and Proceedings.    The execution and delivery of this Agreement has been duly authorized by all requisite corporate action on the part of the Company, its officers, directors and shareholders and this Agreement has been duly executed and delivered by an authorized officer of the Company. This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies. The requisite corporate action necessary to the authorization, creation, issuance, execution and delivery of the Securities has been taken by the Company, its officers, directors and shareholders.

          5.5.    Litigation.    There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, or any officer or director of the Company relating to their duties under such position in the Company, or the Company's properties, assets or business, which could reasonably be expected to result in a Material Adverse Effect, or that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, and neither the Company nor any of its officers is aware of any facts which might result in or form the basis for any such action, suit or other proceeding. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality.

          5.6.    SEC Reports.    The SEC Reports constitute all of the periodic reports required to be filed by the Company under the Exchange Act since January 1, 2008. The SEC Reports complied in all material respects with the Commission's requirements as of their respective filing dates, and the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

          5.7.    Capital Stock.    As of August 19, 2008, the authorized capital stock of the Company consisted of 50,000,000 shares of Common Stock, of which 1,786,984 shares were issued and outstanding. As of August 19, 2008, the Company has reserved 300,000 shares of Common Stock for issuance pursuant to awards granted under its 2002 Stock Plan and its 2004 Stock Option Plan, of which options to purchase 238,000 shares are currently outstanding. The Company has reserved 781,611 shares of Common Stock for issuance pursuant to the exercise of outstanding warrants and 292,980 shares of Common Stock pursuant to the conversion of outstanding convertible securities. As of August 19, 2008, the Company has also reserved as consideration to certain loan guarantors and individual lenders, 24,445 shares of common stock and up to 125,505 shares to be issued pursuant to warrants. Except for such outstanding options, warrants and convertible securities as disclosed on Schedule 5.7 hereto, the issuance of an aggregate of $1,757,500 of outstanding convertible promissory notes in the Company's 2007 and 2008 private placements and the issuance of an outstanding convertible promissory note in the amount of $142,500 in connection with the conversion of a short-term loan from an investor, no person holds or is entitled to any outstanding subscriptions, warrants, options, calls, convertible securities, commitments of sale or similar rights to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable for, the capital stock of, or other ownership interest in, the Company.

          5.8.    No Conflict.    Neither the authorization, execution, delivery or performance of, or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, (a) result in any breach of, constitute a default under or result in the imposition of any pledges, liens, encumbrances or restrictions upon any asset or property of the Company pursuant to any agreement or other instrument to which the Company is a party or by which it or any of its properties is bound or affected or (b) violate its articles of incorporation or its bylaws.

          5.9.    No Brokers or Finders.    No Person has, or will have, as a result of any acts or omission of the Company, any rights, interest or valid claim against the Purchaser for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold the Purchaser harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable by the Purchaser in connection with the transactions contemplated by this Agreement.

        6.    Representations and Warranties of the Purchasers; Restrictions on Transfer.

          6.1.    Representations and Warranties of the Purchasers.    Each Purchaser represents and warrants that:

            (a)    The Purchaser is purchasing the Securities, the Conversion Shares and Warrant Shares for such Purchaser's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Such Purchaser has no current plan or intention to engage in a sale, exchange, transfer, distribution, redemption, reduction in any way of such Purchaser's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly of the Securities, Conversion Shares or Warrant Shares. Such Purchaser is able to bear the economic risk of its investment and has the knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks (including tax considerations) of its investment, including the high degree of risk of loss of such Purchaser's entire investment herein.

            (b)    The Purchaser understands that none of the Securities, Conversion Shares or Warrant Shares has been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by such Purchaser. The Purchaser further understands that the Securities, Conversion Shares or Warrant Shares may not be offered, sold, transferred, pledged or hypothecated without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws. The Purchaser understands (i) that the Units will not have any registration rights with respect to the Notes, Warrants, Conversion Shares or Warrant Shares, (ii) that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Commission, and (iii) that in any event the Purchaser may not sell any securities acquired hereunder pursuant to Rule 144 prior to the expiration of a six-month period (or such shorter period as the Commission may hereafter adopt) after such Purchaser has acquired such securities. The Purchaser understands that any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.

            (c)    The Purchaser has had an opportunity to consult with his, her or its own legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. The Purchaser has also had an opportunity to review the financial consequences of the purchase of the Securities with his, her or its financial advisor and/or tax advisor and is fully familiar with the financial affairs of the Company. The Purchaser has received the Company's Private Placement Memorandum. The Purchaser has access to the SEC Reports, all of which are filed electronically with the Commission.

            (d)    The Purchaser has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

            (e)    The principal office or residence of such Purchaser is the address set forth on such Purchaser's signature page attached hereto. The Purchaser, by execution of this Agreement, hereby represents that he, she or it qualifies as an "accredited investor" for purposes of Regulation D promulgated under the Securities Act. The Purchaser (i) is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, and bear the loss of his, her or its entire investment in the Securities, the Conversion Shares and the Warrant Shares and (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it pursuant to this Agreement. If other than an individual, the Purchaser also represents that it has not been organized solely for the purpose of acquiring the Securities. Such Purchaser has had access to all of the Company's material books and records and the Company has made available to such Purchaser at a reasonable time prior to execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of the sale of securities contemplated by this Agreement and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to such Purchaser by the Company.

            (f)    No Person has or will have, as a result of any act or omission by such Purchaser, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. Such Purchaser will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement.

        6.2.    Restrictions on Transfer.

            (a)    In addition to any legends required under state securities laws, each certificate representing the Notes or Warrants shall be endorsed with substantially the following legend:

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

            Upon the conversion or exercise of the Notes or Warrants, unless the Company receives an opinion of counsel reasonably satisfactory to the Company to the effect that a transfer of the Conversion Shares or the Warrant Shares may be made without registration, or unless such Conversion Shares or Warrant Shares are being disposed of pursuant to a registration under the Securities Act, substantially the same legend shall be endorsed on the certificate evidencing such Conversion Shares and Warrant Shares.

            (b)    Any legend endorsed on a certificate evidencing the Notes or Warrants pursuant to Section 6.2(a) hereof shall be removed, and the Company shall issue a certificate without such legend to the holder of the Notes or Warrants, if the Notes or Warrants are being disposed of pursuant to a registration under the Securities Act or if such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that a transfer of the Notes or Warrants may be made without registration.

        7.    Conditions of Each Purchaser's Obligation at Closing.    The obligation of each Purchaser to purchase the Securities at each Closing is subject to the fulfillment by the Company or waiver by such Purchaser prior to or on the date of the Closing of the conditions set forth in this Section 7.

          7.1.    Representations and Warranties.    The representations and warranties of the Company under this Agreement shall be true in all material respects as of the Closing, with the same effect as though made on and as of such date.

          7.2.    Compliance with Agreements.    The Company shall have performed and complied in all respects with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing.

          7.3.    Certificate of Officers.    The Company shall have delivered to the Purchasers or their respective counsel a certificate, dated as of the Closing, executed by the President of the Company, certifying to the satisfaction of the conditions specified in Sections 7.1 and 7.2.

          7.4.    Supporting Documents.    The Company shall have delivered to the Purchasers the following:

            (a)   a copy of resolutions of the Board of Directors of the Company authorizing and approving the sale, execution and delivery of the Securities, and authorizing and approving the execution, delivery and performance of this Agreement, all such resolutions to be certified by an Officer of the Company; and

            (b)   a Certificate of Incumbency executed by an Officer of the Company certifying the names, titles and signatures of the officers authorized to execute this Agreement, the Notes and Warrants, and further certifying that the articles of incorporation and bylaws of the Company, copies of which shall be attached as exhibits to such certificate, have been validly adopted and have not been amended or modified.

          7.5.    Qualification under State Securities Laws.    All registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Securities to the Purchasers at the Closing shall have been obtained or will be obtained by the Company in compliance with such laws.

        8.    Conditions of the Company's Obligations at Closing.    Unless otherwise waived by the Company in writing, the obligations of the Company under this Agreement are subject to (i) the representations and warranties of each Purchaser contained in Section 6.1 being true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing and (ii) the Purchasers having performed and complied in all respects with all agreements or conditions required by this Agreement to be performed and complied with by them prior to or as of the Closing.

        9.    Covenants of the Company.

          9.1.    Reservation of Shares.    The Company shall reserve, out of its authorized and unissued capital stock, an adequate number of shares of Common Stock to enable the immediate issuance of such shares upon conversion of the Notes or exercise of the Warrants. If at any time the number of authorized but unissued shares of capital stock shall not be sufficient to enable the conversion of the Notes or exercise of the Warrants, the Company will use its reasonable best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of capital stock to such number of shares of capital stock as shall be sufficient for such purpose.

          9.2.    Due Issuance.    All shares, when issued in accordance with the terms of the Notes and Warrants, shall be duly authorized and issued, fully paid and nonassessable shares, and shall be free of all pledges, liens and encumbrances other than restrictions on transfer set forth in Section 6.2 hereof and the applicable federal and state securities laws.

          9.3    Public Information Requirements.    The Company agrees to meet the current public information requirements of Rule 144 under the Securities Act until the earlier of (i) eighteen months from the date hereof or (ii) the date on which the Notes are no longer outstanding.

        10.    Intentionally Omitted.

        11.    Miscellaneous.

          11.1.    Notices.    All notices, requests, consents and other communications required hereunder shall be in writing and shall be personally delivered, sent by delivery service or mailed (in either case with 3-day delivery guaranteed), to the addresses listed below, or at such other address as the Company or the Purchasers may specify by written notice:

To the Company:	With copies to:
ProUroCare Medical Inc.	Dorsey & Whitney LLP
5500 Wayzata Boulevard	50 South Sixth Street
Suite 310	Suite 1599
Golden Valley, MN 55416	Minneapolis, Minnesota 55402
Attention: Chief Executive Officer	Attention: Timothy S. Hearn, Esq.
To the Purchasers:
The addresses listed on Schedule A attached hereto

  Such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail or delivery service, when received.

          11.2.    Survival of Representations and Warranties.    All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Purchasers, and the sale and purchase of the Securities and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

          11.3.    Parties in Interest.    All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto but shall inure to the benefit of and be enforceable by the holder or holders from time to time of any of Securities only to the extent herein specifically provided.

          11.4.    Assignability.    This Agreement may not be assigned by the Company or the Purchasers without the prior written consent of the Company in the case of any Purchaser, or a majority of the Purchasers in the case of the Company.

          11.5.    Modification; Waiver.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchasers obligated to purchase a majority of the aggregate principal amount of the Notes to be issued pursuant to this Agreement if such consent is given prior to the first Closing hereunder, or the Company and the Purchasers holding a majority of the outstanding aggregate principal amount of the Notes issued pursuant to this Agreement if such consent is given after the first Closing hereunder (the "Majority Purchasers"). Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement. By the operation of this Section, each Purchaser acknowledges that the Majority Purchasers will have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement.

          11.6.    Severability.    If any provision contained herein is held to be invalid or unenforceable by a court of competent jurisdiction, such provision will be severed herefrom and such invalidity or unenforceability will not affect any other provision of this Agreement, the balance of which will remain in and have its intended full force and effect; provided, however, if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision will be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.

          11.7.    Headings.    The headings of the sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          11.8.    Choice of Law.    It is the intention of the parties that the internal laws of the State of Minnesota, without regard to the body of law controlling conflicts of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

          11.9.    Counterparts.    This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Company has caused this Unit Put Agreement to be duly executed and delivered by its proper and duly authorized representative and each of the Purchasers has caused this Unit Put Agreement to be executed by signing in counterpart the acceptance form attached to this Agreement.

PROUROCARE MEDICAL INC.
By:	/s/ RICHARD C. CARLSON
Name:	Richard C. Carlson
Title:	CEO

[SIGNATURE PAGE TO UNIT PUT AGREEMENT]

QuickLinks

  Exhibit 10.43
PROUROCARE MEDICAL INC. UNIT PUT AGREEMENT